                                                                 EXHIBIT 10.29

                                                                EXECUTION COPY

--------------------------------------------------------------------------------


                            V.I. TECHNOLOGIES, INC.


              --------------------------------------------------



                                CREDIT AGREEMENT



                         Dated as of December 22, 1997



              --------------------------------------------------



                           THE CHASE MANHATTAN BANK,
                                   as Lender


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                    Page

SECTION 1.  DEFINITIONS.....................................................   1

    1.1  Defined Terms......................................................   1
    1.2  Other Definitional Provisions......................................  16

SECTION 2.  AMOUNT AND TERMS OF COMMITMENT..................................  17

    2.1  Term Loan..........................................................  17
    2.2  Procedure for Term Loan Borrowing..................................  17
    2.3  Repayment of Loan; Evidence of Debt................................  17
    2.4  Optional Prepayments...............................................  18
    2.5  Conversion and Continuation Options................................  18
    2.6  Interest Rates and Payment Dates...................................  19
    2.7  Computation of Interest and Fees...................................  19
    2.8  Inability to Determine Interest Rate...............................  20
    2.9  Illegality.........................................................  20
    2.10  Requirements of Law...............................................  20
    2.11  Taxes.............................................................  21
    2.12  Indemnity.........................................................  22

SECTION 3.  REPRESENTATIONS AND WARRANTIES..................................  22

    3.1  Financial Condition................................................  23
    3.2  No Change..........................................................  23
    3.3  Corporate Existence; Compliance with Law...........................  23
    3.4  Corporate Power; Authorization; Enforceable Obligations............  24
    3.5  No Legal Bar.......................................................  24
    3.6  No Material Litigation.............................................  24
    3.7  No Default.........................................................  24
    3.8  Ownership of Property; Liens.......................................  24
    3.9  Intellectual Property..............................................  24
    3.10  No Burdensome Restrictions........................................  25
    3.11  Taxes.............................................................  25
    3.12  Federal Regulations...............................................  25
    3.13  ERISA.............................................................  25
    3.14  Investment Company Act; Other Regulations.........................  26
    3.15  Purpose of Loan...................................................  26
    3.16  Subsidiaries......................................................  26
    3.17  Environmental Matters.............................................  26
    3.18  Information.......................................................  26
    3.19  Material Agreements...............................................  27

                                     - i -


SECTION 4.  CONDITIONS PRECEDENT............................................  27

    4.1  Conditions to the Loan.............................................  27

SECTION 5.  AFFIRMATIVE COVENANTS...........................................  30

    5.1  Financial Statements...............................................  30
    5.2  Certificates; Other Information....................................  31
    5.3  Payment of Obligations.............................................  32
    5.4  Conduct of Business and Maintenance of Existence...................  32
    5.5  Maintenance of Property; Insurance.................................  32
    5.6  Inspection of Property; Books and Records; Discussions.............  32
    5.7  Notices............................................................  32
    5.8  Environmental Laws.................................................  33
    5.9  Further Assurances.................................................  34
    5.10  Additional Collateral.............................................  34

SECTION 6.  NEGATIVE COVENANTS..............................................  35

    6.1  Financial Condition Covenants......................................  35
    6.2  Limitation on Indebtedness.........................................  36
    6.3  Limitation on Liens................................................  37
    6.4  Limitation on Guarantee Obligations................................  38
    6.5  Limitation on Fundamental Changes..................................  38
    6.6  Limitation on Sale of Assets.......................................  39
    6.7  Limitation on Dividends............................................  39
    6.8  Limitation on Capital Expenditures.................................  39
    6.9  Limitation on Investments, Loans and Advances......................  40
    6.10  Limitation on Optional Payments and Modifications of Certain
          Instruments.......................................................  40
    6.11  Limitation on Transactions with Affiliates........................  41
    6.12  Limitation on Sales and Leasebacks................................  41
    6.13  Limitation on Changes in Fiscal Year, Tax Status and Accounting...  41
    6.14  Limitation on Negative Pledge Clauses.............................  41
    6.15  Limitation on Lines of Business...................................  41

SECTION 7.  EVENTS OF DEFAULT...............................................  41

SECTION 8.  MISCELLANEOUS...................................................  44

    8.1  Amendments and Waivers.............................................  44
    8.2  Notices............................................................  45
    8.3  No Waiver; Cumulative Remedies.....................................  45
    8.4  Survival of Representations and Warranties.........................  45
    8.5  Payment of Expenses and Taxes......................................  45
    8.6  Successors and Assigns; Participations and Assignments.............  46



    8.7  Set-Off............................................................  48
    8.8  Counterparts.......................................................  48
    8.9  Severability.......................................................  48
    8.10  Integration.......................................................  48
    8.11  GOVERNING LAW.....................................................  48
    8.12  Submission To Jurisdiction; Waivers...............................  48
    8.13  Acknowledgements..................................................  49
    8.14  WAIVERS OF JURY TRIAL.............................................  49
    8.15  Confidentiality...................................................  49
    8.16  Section Headings..................................................  50

SCHEDULES

Schedule 3.6     Litigation
Schedule 3.11    Tax Matters
Schedule 3.17(c) Environmental Matters
Schedule 6.2(b)  Outstanding Indebtedness
Schedule 6.3(f)  Existing Liens
Schedule 6.4(a)  Guarantee Obligations


EXHIBITS

Exhibit A   Form of Borrower Mortgage
Exhibit B   Form of Guarantee and Collateral Agreement
Exhibit C   Form of Intercreditor Agreement
Exhibit D   Form of Note
Exhibit E   Form of Closing Certificate
Exhibit F   Form of Opinion of Crummy, Del Deo, Dolan, Griffinger & Vecchione
Exhibit G   Form of Assignment and Acceptance

          CREDIT AGREEMENT, dated as of December 22, 1997, between V.I. TECHNOLOGIES, INC., a Delaware corporation (the "Borrower"), and THE CHASE
                                                 --------
MANHATTAN BANK, a New York banking corporation (the "Lender").
                                                     ------

            The parties hereto hereby agree as follows:


                            SECTION 1.  DEFINITIONS

            1.1  Defined Terms.  As used in this Agreement, the following terms
                 -------------
shall have the following meanings:

              "ABR":  for any day, a rate per annum (rounded upwards, if
               ---
     necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate"
                                                                ----------
     shall mean the rate of interest per annum publicly announced from time to time by the Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Lender in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" shall mean, for any day, the
                    ----------------------------
     weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

              "ABR Loans":  Loans the rate of interest applicable to which is
               ---------
     based upon the ABR.

              "Adjustment Date":  each date that is the fifth Business Day
               ---------------
     following receipt by the Lender of (a) the financial statements required to be delivered pursuant to subsection 5.1(a) or 5.1(b), as applicable, for the most recently completed fiscal period and (b) the certificate required to be delivered in connection therewith pursuant to subsection 5.2(b).

              "Affiliate":  as to any Person, any other Person (other than a
               ---------
     Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

              "Agreement":  this Credit Agreement, as amended, supplemented or
               ---------
     otherwise modified from time to time.

              "Ampersand":  collectively, Ampersand Specialty Materials and
               ---------
     Chemicals II Limited Partnership, Ampersand Specialty Materials and Chemicals III Limited Partnership, Laboratory Partners I Limited Partnership, Ampersand Specialty Materials and Chemicals III Companion Fund Limited Partnership, and Laboratory Partners Companion Fund Limited Partnership.

              "Ampersand Termination Agreement":  the Ampersand Termination,
               -------------------------------
     Discharge and Release, dated December 22, 1997, from Ampersand to the Borrower.

              "Applicable Margin":  for each Type of Loan, initially from and
               -----------------
     after the Closing Date until the first Adjustment Date, 2.75% if such Loan is a Eurodollar Loan or 0.50% if such Loan is an ABR Loan, provided that
                                                                --------
     the Applicable Margin shall be adjusted on each Adjustment Date after the date hereof (such adjustment to remain effective, except as otherwise provided below, until the next succeeding Adjustment Date) based upon the ratio of Consolidated EBIT to Consolidated Interest Expense for the most recent fiscal quarter of the Borrower covered by the financial statements relating to such Adjustment Date to be equal to the rate per annum set forth under the relevant column heading below opposite such ratio:

          Consolidated EBIT/
          Consolidated Interest Expense       Eurodollar Loans      ABR Loans
          -----------------------------       ----------------      ---------
          Less than 2.50 to 1.00                    2.75%              0.50%
          Less than 3.00 to 1.00 but
            greater than or equal to
            2.50 to 1.00                            2.50%              0.25%
          Less than 4.00 to 1.00 but
            greater than or equal to
            3.00 to 1.00                            2.25%              0.00%
          Greater than or equal to
            4.00 to 1.00                            1.75%              0.00%

       provided, that if any financial statements are not delivered within the
       --------
       time periods specified in subsection 5.1, then, for any period from the date such financial statements were required to be delivered until the date such financial statements actually are delivered, the Applicable Margin for Eurodollar Loans shall be 2.75% and the Applicable Margin for ABR Loans shall be 0.50%.

               "Assignee":  as defined in subsection 8.6(c).
                --------

               "Assignment and Acceptance":  as defined in subsection 8.6(c).
                -------------------------

               "Bayer":  Bayer Corporation (formerly known as Miles, Inc.), an
                -----
     Indiana corporation.

               "Bayer Documents":  the Custom Processing Agreement, the Bayer
                ---------------
     Modification Agreement, the Bayer Guaranty Termination Agreement and the Bayer Security Documents.

               "Bayer Guaranty Termination Agreement":  the Bayer Guaranty
                ------------------------------------
     Termination, Discharge and Release, dated as of December 22, 1997, from PNC to Bayer.

               "Bayer Lease Agreement":  the Lease Agreement, dated February 7,
                ---------------------
     1995 between the Borrower and Bayer, as amended pursuant to the Bayer Modification Agreement and as the same may be further amended, supplemented or otherwise modified in accordance with subsection 6.10.

               "Bayer Modification Agreement":  the Modification Agreement,
                ----------------------------
     dated as of December 22, 1997 between the Borrower and Bayer.

               "Bayer Mortgage":  the Mortgage, Security Agreement and Fixture
                --------------
     Filing, dated as of February 7, 1995 among the Borrower, SCIDA and Bayer, as amended pursuant to the Bayer Mortgage Amendment and as the same may be further amended, supplemented or otherwise modified in accordance with subsection 6.10.

               "Bayer Mortgage Amendment":  the Amendment to the Mortgage,
                ------------------------
     Security Agreement and Fixture Filing, dated as of December 22, 1997, among the Borrower, SCIDA and Bayer.

               "Bayer/SCIDA Security Agreement":  the Security Agreement, dated
                ------------------------------
     as of May 1, 1996, among the Borrower, Bayer and the SCIDA.

               "Bayer Security Agreement":  the Security Agreement, dated as of
                ------------------------
     December 22, 1997 between the Borrower and Bayer.

               "Bayer Security Documents":  the collective reference to (a) the
                ------------------------
     Bayer Mortgage and the Bayer Mortgage Amendment, (b) the Bayer Lease Agreement and the Bayer Modification Agreement, (c) the Bayer Sublease Agreement and the Bayer Modification Agreement, (d) the Bayer Security Agreement and (e) the Bayer/SCIDA Security Agreement and the Bayer Security Modification Agreement.

               "Bayer Security Modification Agreement":  the Security
                -------------------------------------
     Modification Agreement, dated as of December 22, 1997, among the Borrower, Bayer and the SCIDA.

               "Bayer Sublease Agreement":  the Sublease Agreement, dated as of
                ------------------------
     February 7, 1995 between the Borrower and Bayer, as amended pursuant to the Bayer

     Modification Agreement and as the same may be further amended, supplemented or otherwise modified in accordance with subsection 6.10.

               "Borrower":  as defined in the Preamble to this Agreement.
                --------

               "Borrower Mortgage":  the Mortgage to be executed and delivered
                -----------------
     by the Borrower and SCIDA, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

               "Business Day":  a day other than a Saturday, Sunday or other day
                ------------
     on which commercial banks in New York City are authorized or required by law to close.

               "Capital Expenditures":  for any period, the aggregate of all
                --------------------
     expenditures by the Borrower and its consolidated Subsidiaries during such period for the acquisition or leasing (pursuant to a Financing Lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of the Borrower and its Subsidiaries.

               "Capital Stock":  any and all shares, interests, participations
                -------------
     or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

               "Change of Control":  the earlier to occur of (a) at any time
                -----------------
     prior to the consummation of an Initial Public Offering, the Existing Holders shall cease to own at least 51% of the aggregate voting power of all then issued and outstanding Capital Stock of the Borrower, (b) the acquisition by any Person or "group" (within the meaning of Rule 13d-5 under the Exchange Act) (other than the Existing Holders) of beneficial ownership (determined in accordance with Rule 13d-3 under the Exchange Act) of, (i) if the Existing Holders hold less than 51% of the aggregate voting power of all then issued and outstanding Capital Stock of the Borrower after the consummation of an Initial Public Offering, 20% or more of the aggregate voting power of all then issued and outstanding Capital Stock of the Borrower or (ii) at any time, the power (whether or not exercised) to elect a majority of the members of the Board of Directors of the Borrower or (c) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors. For purposes of this definition, "Continuing Directors" shall mean the directors of the Borrower on the
      --------------------
     Closing Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors (including any directors so recommended in connection with the consummation of any Collaboration) and "voting power" means the power under ordinary circumstances to vote for the
      ------------
     election of members of the Board of Directors of the Borrower.

               "Change of Control Individuals": a reference to John Barr, Joanne
                -----------------------------
     Leonard and Bernard Horowitz; each, individually, a "Change of Control
                                                          -----------------
     Individual".
     ----------

               "Closing Date":  the date on which the conditions precedent set
                ------------
     forth in subsection 4.1 shall be satisfied.

               "Code":  the Internal Revenue Code of 1986, as amended from time
                ----
     to time.

               "Collaboration":   (a) the business arrangements and agreements
                -------------
     contemplated by the First Amended and Restated Collaboration Agreement, dated as of July 22, 1996, by and between American National Red Cross, New York Blood Center, Inc., and the Borrower, (b) the business arrangements and agreements contemplated by the Exclusive Distribution Agreement, dated as of September 11, 1996, by and between the Borrower and United States Surgical Corporation and (c) any similar arrangements or agreements entered into by the Borrower or any of its Subsidiaries with the same or any other Persons (it being understood that no such arrangement or agreement shall include the transfer of ownership of any assets of the Borrower or any of its Subsidiaries to such other Persons).

               "Collateral":  all assets of the Loan Parties, now owned or
                ----------
     hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

               "Commitment":  the obligation of the Lender to make the Loan to
                ----------
     the Borrower hereunder on the Closing Date in the principal amount of $10,750,000.

               "Commonly Controlled Entity":  an entity, whether or not
                --------------------------
     incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

               "Confirming Bank Letter of Credit Termination":  the Confirming
                --------------------------------------------
     Bank Letter of Credit Termination, dated as of December 22, 1997, from Bank of Hawaii International Corporation, New York to Ampersand.

               "Consolidated Capital Funds":  as at the date of determination
                --------------------------
     thereof, the sum of Consolidated Tangible Net Worth of the Borrower and its Subsidiaries at such date and the outstanding principal amount of the Borrower's Subordinated Debt at such date.

               "Consolidated Debt Service":  for any period, the sum of (i)
                -------------------------
     Consolidated Interest Expense for such period plus (ii) the aggregate
                                                   ----
     amount of long-term Indebtedness of the Borrower and its Subsidiaries classified as the current portion thereof on the balance sheet of the Borrower as at the last day of such period, in each case as determined on a consolidated basis in accordance with GAAP, provided, that with respect to
                                                 --------
     the three-month period ending on March 31, 1999, the six-month period ending on June 30, 1999 and the nine-month period ending on September 30, 1999, the amount determined pursuant to clause (ii) above for such periods shall be multiplied by .25, .50 and .75, respectively, for the purposes of computing Consolidated Debt Service for such periods.

               "Consolidated Debt Service Coverage Ratio": for any period, the
                ----------------------------------------
     ratio of (a) Consolidated EBITDA for such period minus (i) Consolidated
                                                      -----
     Unfunded Capital Expenditures for such period, (ii) income tax payments paid in cash during such period and (iii) cash dividends and distributions in respect of the Borrower's Capital Stock to (b) Consolidated Debt Service for such period, determined on a consolidated basis in accordance with GAAP.

               "Consolidated EBIT":  for any period, Consolidated Net Income or
                -----------------
     Consolidated Net Loss, as the case may be, for such period plus, to the
                                                                ----
     extent deducted in determining such Consolidated Net Income or Consolidated Net Loss, as the case may be, (i) all income taxes and (ii) Consolidated Interest Expense, as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

               "Consolidated EBITDA":  for any period, Consolidated Net Income
                -------------------
     or Consolidated Net Loss, as the case may be, for such period plus, to the
                                                                   ----
     extent deducted in determining such Consolidated Net Income or Consolidated Net Loss, as the case may be, (i) all income taxes, (ii) Consolidated Interest Expense, (iii) depreciation and amortization expense and (iv) all other non-cash charges, as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

               "Consolidated Interest Expense":  for any period, total interest
                -----------------------------
     expense (including that attributable to Financing Leases) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, whether expensed or capitalized (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under interest rate protection agreements to the extent such net costs are allocable to such period in accordance with GAAP).

               "Consolidated Net Income":  for any period, the net income (if
                -----------------------
     any) of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP for such period, including any extraordinary or non-recurring gain or loss.

               "Consolidated Net Loss":  for any period, the net loss (if any)
                ---------------------
     of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP for such period, including any extraordinary or non-recurring gain or loss.

               "Consolidated Net Worth":  as at the date of determination
                ----------------------
     thereof, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

               "Consolidated Tangible Net Worth":  as of the date of
                -------------------------------
     determination thereof, Consolidated Net Worth as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP at such date of determination after deducting therefrom the following to the extent otherwise included therein:

                    (a) any surplus resulting from the write-up of assets
               subsequent to June 30, 1997;

                    (b) goodwill, including any amounts (however designated on the balance sheet) representing the costs of acquisitions in excess of underlying tangible assets;

                    (c) patents, trademarks, copyrights;

                    (d) leasehold improvements not recoverable at the expiration of a lease; and

                    (e) deferred charges (including, but not limited to,
               unamortized debt discount and expense, organization expenses and experimental and development expenses, but including prepaid expenses).

               "Consolidated Unfunded Capital Expenditures": for any period, (i)
                ------------------------------------------
     the aggregate amount of Capital Expenditures for such period minus (ii) the
                                                                  -----
     amount thereof funded with the proceeds of Indebtedness incurred to finance such Capital Expenditures or financed pursuant to a Financing Lease, in each case determined on a consolidated basis in accordance with GAAP.

               "Contractual Obligation":  as to any Person, any provision of any
                ----------------------
     security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

               "Custom Processing Agreement":  the First Amended and Restated
                ---------------------------
     Agreement for Custom Processing, dated as of January 24, 1996, between the Borrower and Bayer, as amended pursuant to the Bayer Modification Agreement and as the same may be further amended, supplemented or otherwise modified in accordance with subsection 6.10.

               "Default":  any of the events specified in Section 7, whether or
                -------
     not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

               "Dollars" and "$":  dollars in lawful currency of the United
                -------       -
     States of America.

               "Domestic Subsidiary":  any Subsidiary of the Borrower organized
                -------------------
     under the laws of any jurisdiction within the United States.

               "Duryea Road Property":  that certain real property located at
                --------------------
     155 Duryea Road, Melville, New York.

               "Environmental Laws":  any and all foreign, Federal, State, local
                ------------------
     or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

               "Equipment Lease Modification Agreement":  the Equipment Lease
                --------------------------------------
     Modification Agreement, dated as of December 22, 1997, between the SCIDA and the Borrower.

               "ERISA":  the Employee Retirement Income Security Act of 1974, as
                -----
     amended from time to time.

               "Eurocurrency Reserve Requirements":  for any day as applied to a
                ---------------------------------
     Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

               "Eurodollar Base Rate":  with respect to each day during each
                --------------------
     Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which the Lender is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loan are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

               "Eurodollar Loans":  Loans the rate of interest applicable to
                ----------------
     which is based upon the Eurodollar Rate.

               "Eurodollar Rate":  with respect to each day during each Interest
                ---------------
     Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                      Eurodollar Base Rate
          ----------------------------------------
          1.00 - Eurocurrency Reserve Requirements

               "Exchange Act":  the Securities Exchange Act of 1934, as amended.
                ------------

               "Existing Chase Credit Agreement":  the Credit Agreement, dated
                -------------------------------
     as of June 21, 1996 between the Borrower and the Lender.

          "Existing Chase Term Loan":  the term loan in the initial principal
           ------------------------
     amount of $5,000,000 made by the Lender to the Borrower pursuant to the Existing Chase Credit Agreement.

               "Existing Holders":  collectively, Ampersand and its Affiliates,
                ----------------
     Chase Capital Investors, Inc. and New York Blood Center, Inc.

               "Event of Default":  any of the events specified in Section 7,
                ----------------
     provided that any requirement for the giving of notice, the lapse of time,
     --------
     or both, or any other condition, has been satisfied.

               "Facility Lease Modification Agreement":  the Facility Lease
                -------------------------------------
     Modification Agreement, dated as of December 22, 1997, between the SCIDA and the Borrower.

               "Financing Lease":  any lease of property, real or personal, the
                ---------------
     obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

               "FDA":  the U.S. Food and Drug Administration or any successor or
                ---
     analogous Governmental Authority.

               "Foreign Subsidiary":  any Subsidiary of the Borrower organized
                ------------------
     under the laws of any jurisdiction outside the United States of America.

               "GAAP":  generally accepted accounting principles in the United
                ----
     States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of the Borrower as of the date of determination, except that for purposes of Section 6.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to
     Section 3.1. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Lender agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower and the Lender, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

               "Governmental Authority":  any nation or government, any state or
                ----------------------
     other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Guarantee and Collateral Agreement":  the Guarantee and
                ----------------------------------
     Collateral Agreement, substantially in the form of Exhibit B, to be executed by the Borrower and its Subsidiaries, as the same may be amended, supplemented or otherwise modified from time to time.

               "Guarantee Obligation":  as to any Person (the "guaranteeing
                --------------------                           ------------
     person"), any obligation of (a) the guaranteeing person or (b) another
     ------
     Person (including, without limitation, any bank under any letter of credit) to induce the creation of which obligation the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other
                                          -------------------
     third Person (the "primary obligor") in any manner, whether directly or
                        ---------------
     indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof;

     provided, however, that the term "Guarantee Obligation" shall not include
     --------  -------
     endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

               "Hazardous Materials": any hazardous materials, hazardous wastes,
                -------------------
     hazardous or toxic substances, defined or regulated as such in or under any Environmental Law, including without limitation asbestos, Petroleum Products and material exhibiting the characteristics of ignitability, corrosivity, reactivity or extraction procedure toxicity, as such terms are defined in connection with hazardous materials or hazardous wastes or hazardous or toxic substances in any Environmental Law.

               "Indebtedness":  of any Person at any date, (a) all indebtedness
                ------------
     of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and
     (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

               "Indemnified Liabilities":  as defined in subsection 8.5.
                -----------------------

               "Initial Public Offering":  an initial public offering by the
                -----------------------
     Borrower of its Capital Stock registered under the Securities Act of 1933, as amended.

               "Insolvency":  with respect to any Multiemployer Plan, the
                ----------
     condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

               "Insolvent":  pertaining to a condition of Insolvency.
                ---------

               "Intellectual Property":  as defined in subsection 3.9.
                ---------------------

               "Intercreditor Agreement":  the Intercreditor Agreement to be
                -----------------------
     entered into by the Borrower, the Lender and Bayer, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

               "Interest Payment Date":  (a) as to any ABR Loan, the last day of
                ---------------------
     each month (commencing on the last Business Day of the first full calendar month following the Closing Date) and the Maturity Date and (b) as to any Eurodollar Loan, the last Business Day of each month during which such Eurodollar Loan is outstanding (commencing on the last Business Day of the first full calendar month following the Closing Date), the last day of each Interest Period with respect thereto and the Maturity Date.

               "Interest Period":  (a)  with respect to any Eurodollar Loan:
                ---------------

                    (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its irrevocable notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                    (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Lender not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that, all of the foregoing provisions relating to Interest Periods
     --------
     are subject to the following:

               (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) any Interest Period that would otherwise extend beyond the date final payment is due on the Loan shall end on such date of final payment;

               (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

               (4) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan; and

               (5) each Eurodollar Loan may have Interest Periods which are different from the Interest Periods applicable to other Eurodollar Loans.

               "Investment":  as defined in subsection 6.9.
                ----------

               "Issuing Bank Letter of Credit Termination":  the Issuing Bank
                -----------------------------------------
     Letter of Credit Termination, dated as of December 22, 1997, from Silicon Valley Bank to Ampersand.

               "Joint Venture":  as to the Borrower or any of its Subsidiaries,
                -------------
     any other Person (other than a Subsidiary) which is engaged in a business which is related to or complementary to the business of the Borrower and its Subsidiaries and which is formed after the Closing Date by the Borrower and one or more other Persons to develop and exploit products originally developed by or licensed to the Borrower and its Subsidiaries.

               "Lender":  as defined in the Preamble to this Agreement.
                ------

               "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
                ----
     arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

               "Loan":  as defined in subsection 2.1.
                ----

               "Loan Documents":  this Agreement, the Note and the Security
                --------------
     Documents.

               "Loan Party":  the Borrower and each Subsidiary of the Borrower
                ----------
     which is a party to a Loan Document.

               "Material Adverse Effect":  a material adverse effect on (a) the
                -----------------------
     business, operations, property, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole, or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Lender hereunder or thereunder.

               "Maturity Date":  December 31, 2001.
                -------------

               "Moody's":  Moody's Investors Services, Inc.
                -------

               "Multiemployer Plan":  a Plan which is a multiemployer plan as
                ------------------
     defined in Section 4001(a)(3) of ERISA.

               "Non-Excluded Taxes":  as defined in subsection 2.11.
                ------------------

               "Note":  as defined in subsection 2.3(d).
                -----

               "Participants":  as defined in subsection 8.6(b).
                ------------

               "PBGC":  the Pension Benefit Guaranty Corporation established
                ----
     pursuant to Subtitle A of Title IV of ERISA.

               "Permitted Investments":   (a) direct obligations of the United
                ---------------------
     States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit or bankers' acceptances issued by the Lender (or by any bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits of at least $1,000,000,000 and a long-term debt rating, or being a subsidiary of a bank holding company that has a long-term debt rating, of A or better by S&P or Moody's) maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1 by S&P or Moody's, respectively, maturing not more than 90 days from the date of acquisition; and (d) money market mutual funds with assets of at least $2,500,000,000 that invest in obligations of the type described in clauses (a), (b) or (c) above.

               "Person": an individual, partnership, corporation, business
                ------
     trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

               "Petroleum Products":  gasoline, diesel fuel, motor oil, waste or
                ------------------
     used oil, heating oil, kerosene and any other petroleum products, including crude oil or any fraction thereof.

               "Plan":  at a particular time, any employee benefit plan which is
                ----
     covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

               "PNC":  PNC Bank, National Association.
                ---

               "PNC Letter Agreement":  the Letter Agreement, dated February 7,
                --------------------
     1995 between the Borrower and PNC.

               "PNC Term Loan":  the term loan in the initial principal amount
                -------------
     of $10,000,000 made by PNC to the Borrower pursuant to the PNC Letter Agreement.

               "PNC Termination Agreement":  the PNC Termination, Discharge and
                -------------------------
     Release, dated December 22, 1997, from PNC to the Borrower.

               "Regulations G, U, and X":  Regulations G, U, and X of the Board
                -----------------------
     of Governors of the Federal Reserve System as in effect from time to time.

               "Reorganization":  with respect to any Multiemployer Plan, the
                --------------
     condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

               "Replacement Agreement":  as defined in Section 7(j).
                ---------------------

               "Reportable Event":  any of the events set forth in Section
                ----------------
     4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. (S)2615.

               "Requirement of Law":  as to any Person, the Certificate of
                ------------------
     Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Responsible Officer":  the chief executive officer, the
                -------------------
     president, or the chief financial officer of the Borrower.

               "Sale/Leaseback Transaction":  as defined in subsection 6.12.
                --------------------------

               "SCIDA":  Suffolk County Industrial Development Agency or any
                -----
     successor Governmental Authority.

               "Security Documents":  the collective reference to the Guarantee
                ------------------
     and Collateral Agreement, the Intercreditor Agreement, the Borrower Mortgage and all other security documents hereafter delivered to the Lender granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

               "Single Employer Plan":  any Plan which is covered by Title IV of
                --------------------
     ERISA, but which is not a Multiemployer Plan.

               "S&P":  Standard & Poor's Rating Group.
                ---

               "Subordinated Debt":  any unsecured Indebtedness of the Borrower:
                -----------------
     no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to December 31, 2002; the payment of the principal of and interest on which and other obligations of the Borrower in respect thereof are subordinated to the prior payment in full of the principal of and interest (including post-petition interest) on the Loan and all other obligations and liabilities of the Borrower to the Lender hereunder on terms and conditions approved in writing by the Lender; and all other terms and conditions which are satisfactory in form and substance to the Lender (as evidenced by its prior written approval thereof).

               "Subsidiary":  as to any Person, a corporation, partnership or
                ----------
     other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. It is understood and agreed that any Joint Venture of the Borrower and its Subsidiaries shall not be a "Subsidiary" of the Borrower for purposes of this Agreement and the other Loan Documents and any other Person which enters into a Collaboration with the Borrower or any of its Subsidiaries shall not, solely by virtue of entering into such Collaboration, become a "Subsidiary" of the Borrower for purposes of this Agreement and the other Loan Documents.

               "Subsidiary Guarantor":  any Subsidiary of the Borrower
                --------------------
     delivering a guarantee pursuant to the Guarantee and Collateral Agreement.

               "Transferee":  as defined in subsection 8.6(d).
                ----------

               "Type":  as to any Loan, its nature as an ABR Loan or a
                ----
     Eurodollar Loan.

               "VITEX Intercreditor Termination Agreement":  the VITEX
                -----------------------------------------
     Intercreditor Termination, Discharge and Release, dated December 22, 1997, from the Borrower to each of Ampersand and Bayer.

          1.2  Other Definitional Provisions.  (a)  Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the Note or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Note, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


          SECTION 2.  AMOUNT AND TERMS OF COMMITMENT

          2.1  Term Loan.  Subject to the terms and conditions hereof, the
               ---------
Lender agrees to make a term loan (the "Loan") to the Borrower on the Closing
                                        ----
Date in the amount of $10,750,000. The Loan may from time to time be comprised of (a) Eurodollar Loans, (b) ABR Loans or (c) a combination thereof, as determined by the Borrower and notified to the Lender in accordance with subsections 2.2 and 2.5.

          2.2  Procedure for Term Loan Borrowing.  The Borrower shall give the
               ---------------------------------
Lender irrevocable written notice (which notice must be received by the Lender prior to 10:00 A.M., New York City time, (a) three Business Days prior to the Closing Date, if all or any part of the Loan is to be initially comprised of Eurodollar Loans, or (b) on the same Business Day as the Closing Date, otherwise) requesting that the Lender make the Loan on the Closing Date and specifying (i) whether the Loan is to be initially comprised of Eurodollar Loans, ABR Loans, or a combination thereof, (ii) the respective amount of each such Loan (provided that each Eurodollar Loan shall be in a minimum amount of
           --------
$500,000 or whole multiple of $100,000 in excess thereof) and (iii) the respective length of the initial Interest Period for each Eurodollar Loan.

          2.3  Repayment of Loan; Evidence of Debt.  (a) The Borrower hereby
               -----------------------------------
unconditionally promises to pay to the Lender the principal amount of the Loan, in 16 consecutive quarterly installments, payable on the last day of each March, June, September and December, commencing on March 31, 1998 (or on such earlier date on which the Loan becomes due and payable pursuant to Section 7), each of which installments shall be in an amount equal to 25% of the amount set forth below for the year in which such installment becomes due, provided, that if any
                                                          --------
installment of principal on the Loan would be paid on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day unless the result of such extension would be to carry such payment into another calendar month in which event such payment of principal shall be made on the immediately preceding Business Day:

                       Year                  Amount
                       ----                  ------

                       1998                $2,687,500
                       1999                $2,687,500
                       2000                $2,687,500
                       2001                $2,687,500


          The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loan from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.6.

          (b) The Lender shall maintain an account or accounts on its books in which (i) the amount of the Loan made hereunder, and the Interest Period if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder and (iii) the amount of any sum received by the Lender hereunder from the Borrower is evidenced.

          (c) The entries made pursuant to paragraph (b) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and
                                       ----- -----
amounts of the obligations of the Borrower therein recorded, absent manifest error; provided, however, that the failure of the Lender to maintain an account
       --------  -------
on its books, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loan made to such Borrower by the Lender in accordance with the terms of this Agreement.

          (d) The Borrower agrees that, upon the request of the Lender, the Borrower will execute and deliver to the Lender a promissory note of the Borrower evidencing the Loan of the Lender, substantially in the form of Exhibit D with appropriate insertions as to date and principal amount (the "Note").
                                                                    ----

          2.4  Optional Prepayments.  The Borrower may on the last day of any
               --------------------
Interest Period with respect thereto, in the case of a Eurodollar Loan, or at any time and from time to time, in the case of an ABR Loan, prepay the Loan, in whole or in part, without premium or penalty, upon irrevocable written notice to the Lender on the same Business Day as such optional prepayment is proposed to be made, specifying the date and amount of prepayment. If any such notice is given, the amount and type of the Loan specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.12 and, accrued interest to such date on the amount prepaid. Partial prepayments of the Loan shall be applied to the installments of principal thereof in the inverse order of their scheduled maturities.
Amounts prepaid on account of the Loan may not be reborrowed. Partial prepayments shall be in a minimum aggregate principal amount of $100,000 or a whole multiple thereof, in the case of prepayments of ABR Loans, and $500,000 or a multiple of $100,000 in excess thereof, in the case of Eurodollar Loans.

          2.5  Conversion and Continuation Options. (a)  The Borrower may elect
               -----------------------------------
from time to time to convert Eurodollar Loans to ABR Loans, by giving the Lender at least two Business Days' prior irrevocable notice of such election, provided
                                                                       --------
that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Lender at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period therefor. All or any part of any outstanding Eurodollar Loans or ABR Loans may be converted as provided herein, provided that (i) no ABR Loan
                                                  --------
may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Lender has determined that such a conversion is not appropriate, (ii) no ABR Loan may be converted into a Eurodollar Loan after the date that is one month prior to the date of the final installment of principal of the Loan and (iii) each Eurodollar Loan shall be in a minimum amount of $500,000 or a whole multiple of $100,000 in excess thereof.

          (b) Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Lender, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loan, provided that no Eurodollar Loan
                                               --------
may be continued as such (i) when any Event of Default has occurred and is continuing and the Lender has determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the date of the final installment of principal of the Loan and provided, further, that if the
                                               --------  -------
Borrower shall fail to give such notice or if such continuation is not permitted such Eurodollar Loan shall be automatically converted to an ABR Loan on the last day of such then expiring Interest Period.

          2.6  Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan
               --------------------------------
shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

          (c) If all or a portion of (i) any principal of the Loan, (ii) any interest payable thereon and (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loan and any such overdue interest, or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest or other amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this
      --------
subsection shall be payable from time to time on demand.

          2.7  Computation of Interest and Fees.  (a)  Interest whenever it is
               --------------------------------
calculated shall be calculated on the basis of a 360-day year for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Lender shall as soon as practicable notify the Borrower of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error. The Lender shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Lender in determining any interest rate pursuant to subsection 2.6(a).

          2.8  Inability to Determine Interest Rate.  If prior to the first day
               ------------------------------------
of any Interest Period with respect to a Eurodollar Loan:

          (a) the Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Lender determines that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to the Lender (as conclusively certified by the Lender) of making or maintaining such Eurodollar Loan during such Interest Period;

the Lender shall give telecopy or telephonic notice thereof to the Borrower as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loan requested to be made on the first day of such Interest Period shall be made as an ABR Loan, (y) any ABR Loan that was to have been converted on the first day of such Interest Period to a Eurodollar Loan shall be continued as an ABR Loan and (z) any outstanding Eurodollar Loan shall be converted, on the first day of such Interest Period, to an ABR Loan. Until such notice has been withdrawn by the Lender, no further Eurodollar Loan shall be made or continued as such, nor shall the Borrower have the right to convert the Loan to a Eurodollar Loan.

          2.9  Illegality.  Notwithstanding any other provision herein, if the
               ----------
adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for the Lender to make or maintain a Eurodollar Loan as contemplated by this Agreement, (a) the commitment of the Lender hereunder to make a Eurodollar Loan, continue a Eurodollar Loan as such and convert an ABR Loan to a Eurodollar Loan shall forthwith be suspended until such time as it shall no longer be unlawful for the Lender to make or maintain a Eurodollar Loan as contemplated by this Agreement and (b) the then outstanding Eurodollar Loans shall be converted automatically to ABR Loans on the respective last day of the then current Interest Period or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to the Lender such amounts, if any, as may be required pursuant to subsection 2.12.

          2.10  Requirements of Law.  (a)  If the adoption of or any change in
                -------------------
any Requirement of Law or in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to the Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.11 and changes in the rate of tax on the overall net income of the Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of the Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii)  shall impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, converting into, continuing or maintaining a Eurodollar Loan or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduced amount receivable.

          (b) If the Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Borrower shall promptly pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

          (c) If the Lender becomes entitled to claim any additional amounts pursuant to this subsection (whether such additional amounts will be incurred subsequent to the event or were accumulated prior to the event as a result of the event occurring), it shall promptly notify the Borrower of the event by reason of which it has become so entitled as promptly as practicable, but in any event within 45 days after such Lender obtains actual knowledge thereof, and the Borrower shall pay such additional amounts in full on demand by the Lender, provided that if the Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, the Lender shall, with respect to compensation payable pursuant to this subsection in respect of any costs resulting from such event, only be entitled to payment under this subsection for costs incurred from and after the date that is 45 days prior to the date that the Lender does give such notice. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loan and all other amounts payable hereunder.

          2.11 Taxes.  All payments made by the Borrower under this Agreement
               -----
and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income taxes and franchise taxes (imposed in lieu of income taxes) imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Lender hereunder or under any Note, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loan and all other amounts payable hereunder.

          2.12  Indemnity.  The Borrower agrees to indemnify the Lender and to
                ---------
hold the Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of a Eurodollar Loan after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of a Eurodollar Loan on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loan provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by the Lender) which would have accrued to the Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loan and all other amounts payable hereunder.


                  SECTION 3.  REPRESENTATIONS AND WARRANTIES

          To induce the Lender to enter into this Agreement and to make the Loan, the Borrower hereby represents and warrants to the Lender that:

          3.1  Financial Condition.  The consolidated balance sheet of the
               -------------------
Borrower and its consolidated Subsidiaries as at December 31, 1996 and the related consolidated statements of operations and shareholders' equity and of cash flows for the fiscal year ended on such date, reported on by KPMG Peat Marwick, copies of which have heretofore been furnished to the Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and shareholders' equity and cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower as at September 30, 1997 and the related unaudited consolidated statements of operations and shareholders' equity and of cash flows for the nine-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to the Lender, are complete and correct and present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries at such date, and the consolidated results of their operations and shareholders' equity and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments).
All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Neither the Borrower nor any of its consolidated Subsidiaries has, at the date hereof, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 1996 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at December 31, 1996.

          3.2  No Change.  Since December 31, 1996, there has been no
               ---------
development or event which has had or could reasonably be expected to have a Material Adverse Effect (it being agreed that losses of the Borrower incurred since December 31, 1996 but prior to the date hereof, as set forth in the financial statements delivered to the Lender prior to the date hereof, shall not be deemed to constitute a Material Adverse Effect for purposes of this provision).

          3.3  Corporate Existence; Compliance with Law.  Each of the Borrower
               ----------------------------------------
and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law (including ERISA and all applicable Environmental Laws) except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.4  Corporate Power; Authorization; Enforceable Obligations.  The
               -------------------------------------------------------
Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Note and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          3.5  No Legal Bar.  The execution, delivery and performance of the
               ------------
Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          3.6  No Material Litigation.  Except as set forth on Schedule 3.6, no
               ----------------------
litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

          3.7  No Default.  Neither the Borrower nor any of its Subsidiaries is
               ----------
in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          3.8  Ownership of Property; Liens.  Each of the Borrower and its
               ----------------------------
Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by subsection 6.3.

          3.9  Intellectual Property.  The Borrower and each of its Subsidiaries
               ---------------------
owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual
                                                               ------------
Property").  No claim has been asserted and is pending by any Person
--------
challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property that could reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          3.10  No Burdensome Restrictions.  No Requirement of Law or
                --------------------------
Contractual Obligation of the Borrower or any of its Subsidiaries has a Material Adverse Effect.

          3.11  Taxes.  Each of the Borrower and its Subsidiaries has filed or
                -----
caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries); except as set forth on Schedule 3.11, no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          3.12  Federal Regulations.  No part of the proceeds of the Loan will
                -------------------
be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by the Lender, the Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

          3.13  ERISA.  Neither a Reportable Event nor an "accumulated funding
                -----
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          3.14  Investment Company Act; Other Regulations.  The Borrower is not
                -----------------------------------------
an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

          3.15  Purpose of Loan.  The proceeds of the Loan shall be used by the
                ---------------
Borrower to refinance the PNC Term Loan and the Existing Chase Term Loan and to pay related fees and expenses.

          3.16  Subsidiaries.  The Borrower has no Subsidiaries as of the date
                ------------
hereof.

          3.17  Environmental Matters.  Except to the extent that the facts and
                ---------------------
circumstances giving rise to any such failure to be so true and correct would not be reasonably likely to have a Material Adverse Effect, to the best knowledge of the Borrower:

          (a) the real property owned or leased by the Borrower or any of its Subsidiaries does not contain any Hazardous Materials in concentrations which violate any applicable Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials;

          (b) such real property is in compliance with all Environmental Laws, including, without limitation, all applicable Federal, State and local standards and requirements regarding the generation, treatment, storage, handling, use or disposal of Hazardous Materials at such real property, and there is no Hazardous Materials contamination which could materially interfere with the continued operation of any such real property or materially impair the fair saleable value thereof;

          (c) except as set forth on Schedule 3.17(c), neither the Borrower nor any of its Subsidiaries has received any notice of violation or advisory action by any Governmental Authority regarding environmental control matters or permit compliance with regard to such real property, nor is the Borrower aware that any Governmental Authority is contemplating delivering to the Borrower or any of its Subsidiaries any such notice;

          (d) Hazardous Materials have not been transferred from such real property to any other location in violation of any applicable Environmental Laws; and

          (e) there are no governmental administrative actions or judicial proceedings pending or threatened under any Environmental Laws to which the Borrower or any of its Subsidiaries is or will be named as a party with respect to such real property.

          3.18  Information.  No information (including without limitation the
                -----------
information contained in the financial statements referred to in subsection 3.1), which has been made available to the Lender by or on behalf of the Borrower in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made therein not misleading.

          3.19  Material Agreements.  Each of the Bayer Documents is in full
                -------------------
force and effect.


                       SECTION 4.  CONDITIONS PRECEDENT

          4.1   Conditions to the Loan.  The agreement of the Lender to make the
                ----------------------
Loan requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

          (a)   Loan Documents.  The Lender shall have received (each of which
                --------------
     shall be satisfactory in form and substance to the Lender) (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of each party thereto, (iii) the Borrower Mortgage, executed and delivered by a duly authorized officer of the Borrower and the SCIDA, (iv) the Intercreditor Agreement, executed and delivered by a duly authorized officer of each of the Borrower and Bayer and (v) a Note conforming to the requirements hereof, executed and delivered by a duly authorized officer of the Borrower.

          (b)   PNC Term Loan and Existing Chase Term Loan.  The Lender shall
                ------------------------------------------
     have received (i) evidence satisfactory to it that all principal, interest thereon and all commitment and other fees payable under, and in respect of, the PNC Term Loan and the Existing Chase Term Loan, respectively, shall have been repaid or paid, as the case may be, in full and (ii) true and correct copies of each of the Issuing Bank Letter of Credit Termination and the Confirming Bank Letter of Credit Termination.

          (c)   Related Agreements.  The Lender shall have received true and
                ------------------
     correct copies, certified as to authenticity by the Borrower (each of which shall be satisfactory in form and substance to the Lender), of (i) the Bayer Guaranty Termination Agreement, (ii) the PNC Termination Agreement,
     (iii) the Ampersand Termination Agreement, (iv) the Facility Lease Modification Agreement, (v) the Equipment Lease Modification Agreement,
     (vi) the VITEX Intercreditor Termination Agreement, (vii) all material lease, loan or credit agreements entered into by any Loan Party, (viii) any amendments, waivers, supplements or other modifications to the Custom Processing Agreement, the Bayer Modification Agreement and any other Bayer Document, (ix) all leases affecting the Duryea Road Property (including, without limitation, the Bayer Mortgage, the Bayer Mortgage Amendment, the Bayer Lease Agreement, the Bayer Sublease Agreement and any and all amendments, waivers, supplements or other modifications thereto), (x) the Bayer/SCIDA Security Agreement, the Bayer Security Modification Agreement, the Bayer Security Agreement and any and all amendments, waivers, supplements or other modifications thereto and (xi) such other documents or instruments as may be reasonably requested by the Lender, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower or its Subsidiaries may be a party.

          (d)  Notice of Borrowing.  The Lender shall have received a
               -------------------
     certificate of the Borrower in accordance with subsection 2.2, satisfactory in form and substance to the Lender, executed by the chief financial officer of the Borrower.

          (e)  Closing Certificate.  The Lender shall have received, a
               -------------------
     certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit E with appropriate insertions and attachments (including a section as to the incumbency and signature of the officers of the Borrower executing any Loan Document), satisfactory in form and substance to the Lender, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

          (f)  Corporate Proceedings of the Borrower.  The Lender shall have
               -------------------------------------
     received a copy of the resolutions, in form and substance satisfactory to the Lender, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Borrower Mortgage and the Guarantee and Collateral Agreement, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Lender and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (g)  Corporate Documents.  The Lender shall have received true and
               -------------------
     complete copies of the certificate of incorporation and by-laws of the Borrower, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower.

          (h)  Fees.  The Lender shall have received all fees and expenses
               ----
     payable to the Lender on or prior to the Closing Date pursuant to the letter agreement dated as of August 12, 1997 between the Borrower and the Lender (including, without limitation, reasonable fees and disbursements of counsel to the Lender and all fees, taxes, insurance premiums, costs and expenses associated with the Borrower Mortgage).

          (i)  Legal Opinions.  The Lender shall have received the executed
               --------------
     legal opinion of Crummy, Del Deo, Dolan, Griffinger & Vecchione, counsel to the Borrower, substantially in the form of Exhibit F. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Lender may reasonably require.

          (j)  Actions to Perfect Liens.  The Lender shall have received
               ------------------------
     evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Lender, desirable to perfect the Liens created by the Security Documents shall have been completed.

          (k)  Lien Searches.  The Lender shall have received the results of a
               -------------
     recent search by a Person satisfactory to the Lender, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of the Borrower and its Subsidiaries, and the results of such search shall be satisfactory to the Lender.

          (l)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties made by the Borrower or any other Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date.

          (m)  No Default.  No Default or Event of Default shall have occurred
               ----------
     and be continuing on the Closing Date or after giving effect to the Loan requested to be made on the Closing Date.

          (n)  Regulatory Compliance.  Except to the extent that non-compliance
               ---------------------
     would not be reasonably likely to have a Material Adverse Effect, each of the Borrower and its Subsidiaries shall be in compliance with all Contractual Obligations and Requirements of Law, including all FDA licensing rules and regulations.

          (o)  Copies of Documents.  The Lender shall have received a copy of
               -------------------
     the financial statements referred to in subsection 3.1 (including, without limitation, the financial statements for the nine-month period ended September 30, 1997).

          (p)  Consents, Authorizations and Filings.  The Lender shall have
               ------------------------------------
     received copies of all consents, authorizations and filings, if any, required in connection with the execution, delivery and performance by each Loan Party, and the validity and enforceability against each Loan Party, of the Loan Documents to which it is a party, and such consents, authorizations and filings shall be in full force and effect and shall be in form and substance satisfactory to the Lender.

          (q)  Insurance.  The Lender shall have received evidence in form and
               ---------
     substance satisfactory to it that all the requirements of subsections 5.3 and 5, respectively, of the Guarantee and Collateral Agreement and the Borrower Mortgage shall have been satisfied (including, without limitation, evidence of fire insurance, flood insurance (if applicable) and title insurance for the Duryea Road Property and the naming of the Lender as insured party or loss payee with regard to all insurance covering the Collateral).

          (r)  Absence of Material Adverse Effect.  There shall have been no
               ----------------------------------
     development which, in any such case in the opinion of the Lender, has or would have a Material Adverse Effect.

          (s)  No Legal Constraints.  There shall be no inquiry, injunction,
               --------------------
     restraining order, action, suit or proceeding pending or entered or any statute or rule proposed, enacted or promulgated by any Governmental Authority or any other Person, which, in the opinion of the Lender (i) has or would have a Material Adverse Effect, (ii) would give rise to any liability on the part of the Lender in connection with this Agreement, any other Loan Document or the transactions contemplated hereby or thereby or
     (iii) would bar the making of the Loan or the use of proceeds thereof in accordance with the terms of this Agreement.

          (t)   Additional Matters.  All corporate and other proceedings, and
                ------------------
     all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Lender, and the Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.


                       SECTION 5.  AFFIRMATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitment remains in effect, the Note remains outstanding and unpaid or any amount is owing to the Lender hereunder or under any other Loan Document, it shall, and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

          5.1  Financial Statements.  Furnish to the Lender:
               --------------------

          (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the consolidated (and, if applicable, consolidating) balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated (and, if applicable, consolidating) statements of operations and shareholders' equity and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without qualification or exception, or qualification arising out of the scope of the audit, by KPMG Peat Marwick or other independent certified public accountants of nationally recognized standing satisfactory to the Lender; and

          (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated (and, if applicable, consolidating) balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated (and, if applicable, consolidating) statements of operations and shareholders' equity and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods.

          5.2  Certificates; Other Information.  Furnish to the Lender:
               -------------------------------

          (a) concurrently with the delivery of the financial statements referred to in subsection 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default arising as a result of the Borrower's failure to comply with subsection 6.1, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and (b), a certificate of a Responsible Officer (i) stating that, to the best of such Responsible Officer's knowledge, during such period the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) setting forth the calculations required to determine compliance with subsection 6.1 and (iii) setting forth the calculations required to determine the ratio of Consolidated EBIT to Consolidated Interest Expense for purposes of determining the Applicable Margin;

          (c) not later than sixty days after the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Responsible Officer has no reason to believe they are incorrect or misleading in any material respect;

          (d) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to its public stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (e) promptly, upon receipt thereof, a copy of any management letter received by the Borrower from the accountants which perform the audit of the financial statements of the Borrower pursuant to subsection 5.1(a);

          (f) promptly, following execution thereof, a copy of each agreement entered into in connection with a Collaboration or an Investment in a Joint Venture by the Borrower or any of its Subsidiaries; and

          (g) promptly, such additional financial and other information as the Lender may from time to time reasonably request.

          5.3  Payment of Obligations.  Pay, discharge or otherwise satisfy at
               ----------------------
or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

          5.4  Conduct of Business and Maintenance of Existence.  Continue to
               ------------------------------------------------
engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, licenses (including those issued by the FDA) and franchises necessary or desirable in the normal conduct of its business, except as otherwise permitted pursuant to subsection 6.5; and comply with all Contractual Obligations and Requirements of Law, including any FDA licensing rules and regulations, any applicable Environmental Laws and ERISA, except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          5.5  Maintenance of Property; Insurance.  Keep all property useful and
               ----------------------------------
necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; furnish to the Lender, upon written request, full information as to the insurance carried; and promptly notify the Lender of the cancellation of any insurance policy.

          5.6  Inspection of Property; Books and Records; Discussions.  Keep
               ------------------------------------------------------
proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law (including all FDA licensing rules and regulations) shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with Responsible Officers of the Borrower and its Subsidiaries and with its independent certified public accountants.

          5.7  Notices.  Promptly after acquiring knowledge thereof, give
               -------
written notice to the Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $100,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) the following events (to the extent any such event, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect), as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
     (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

          (e) any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole;

          (f) the formation or acquisition of any Subsidiary at least five days prior to such formation or acquisition; and

          (g)  the consummation of any transaction permitted under subsection
     6.5.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

          5.8  Environmental Laws.  (a)  Comply in all material respects with,
               ------------------
and ensure compliance in all material respects by all tenants and subtenants, if any, with all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

     (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

          5.9  Further Assurances.  Upon the request of the Lender, promptly
               ------------------
perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Lender, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

          5.10  Additional Collateral.  (a)  With respect to any assets acquired
                ---------------------
after the Closing Date by the Borrower or any of its Domestic Subsidiaries that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than (x) any assets described in paragraph
(b) or (c) of this subsection and (y) immaterial assets a Lien on which cannot be perfected by filing UCC-1 financing statements), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Lender such amendments to the relevant Security Documents or such other documents as the Lender shall deem necessary or advisable to grant to the Lender, a Lien on such assets, (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Lender, and (iii) if requested by the Lender, deliver to the Lender legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Lender.

          (b) With respect to any Person that, subsequent to the Closing Date, becomes a Domestic Subsidiary, promptly upon the request of the Lender: (i) execute and deliver to the Lender, a supplement to the Guarantee and Collateral Agreement in form and substance reasonably satisfactory to the Lender to grant to the Lender, a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Lender the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, in each case pursuant to documentation which is in form and substance reasonably satisfactory to the Lender and (B) to take all actions necessary or advisable to cause the Lien created by such Guarantee and Collateral Agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Lender and (iv) if requested by the Lender, deliver to the Lender legal opinions relating to the matters described in clauses (i), (ii) and
(iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Lender.

          (c) With respect to any Person that, subsequent to the Closing Date, becomes a Foreign Subsidiary, promptly upon the request of the Lender: (i) execute and deliver to the Lender a supplement to the Guarantee and Collateral Agreement in form and substance reasonably satisfactory to the Lender, to grant to the Lender, a Lien on the Capital Stock of such Subsidiary which is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the Capital Stock of any such Subsidiary be required to be so pledged), (ii) deliver to the Lender any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock and (iii) if requested by the Lender, deliver to the Lender legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Lender.

          (d) With respect to any Investment in a Joint Venture, promptly upon the request of the Lender: (i) execute and deliver to the Lender, a supplement to the Guarantee and Collateral Agreement in form and substance reasonably satisfactory to the Lender to grant to the Lender, a Lien on the Capital Stock of the Joint Venture relating to such Investment which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Lender the certificates representing such Capital Stock (if any), together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take or cause to be taken all such other actions under applicable law as may be necessary or advisable to perfect such Lien on such Capital Stock and (iii) if requested by the Lender, deliver to the Lender legal opinions relating to the matters described in clauses (i) and
(ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Lender.


                         SECTION 6.  NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitment remains in effect, the Note remains outstanding and unpaid or any amount is owing to the Lender hereunder or under any other Loan Document, it shall not and shall not permit any of its Subsidiaries to, directly or indirectly:

          6.1  Financial Condition Covenants.  Unless the Lender shall otherwise
               -----------------------------
consent in writing:

          (a)  Maintenance of Consolidated Capital Funds.  Permit Consolidated
               -----------------------------------------
Capital Funds at any time during any period set forth below to be less than the amount set forth opposite such period below:

                          Period                                   Amount
                          ------                                   -------

           From and including the Closing Date                   $10,000,000
            through December 31, 1997

           From and including January 1, 1998 through            $ 8,000,000
            December 30, 1998

           From and including December 31, 1998                  $ 9,000,000
            through June 29, 1999

               From and including June 30, 1999 through        $12,000,000
                December 30, 1999

               From and including December 31, 1999            $14,000,000
                through December 30, 2000

               From and including December 31, 2000 and        Consolidated
                thereafter                                     Capital Funds at
                                                               December 31, 1999
                                                               plus $4,000,000


          (b)  Maintenance of Consolidated Debt Service Coverage Ratio.  Permit
               -------------------------------------------------------
the Consolidated Debt Service Coverage Ratio at the end of any period set forth below to be less than the amount set forth opposite such period below:

                                              Consolidated Debt
                Period                     Service Coverage Ratio
                ------                     ----------------------


Three-month period ending March 31, 1999       1.50 to 1.00

Six-month period ending June 30, 1999          1.50 to 1.00

Nine-month period ending September 30, 1999    1.75 to 1.00

Period of four consecutive fiscal quarters
 ending December 31, 1999                      2.00 to 1.00

Each period of four consecutive fiscal
 quarters ending on or after March 31, 2000    3.00 to 1.00


          (c)  Consolidated Net Loss.  Permit the Consolidated Net Loss of the
               ---------------------
Borrower and its Subsidiaries for any period set forth below to be in excess of the amount set forth below opposite such period below:


               Period                         Amount
               ------                         ------

Fiscal year ending December 31, 1997        $12,500,000

Fiscal year ending December 31, 1998        $2,000,000

Any fiscal year or fiscal quarter ending
 after December 31, 1998                    $0


        (d)  Cash Balances.  Permit the consolidated cash balances of the
             -------------
Borrower and its consolidated Subsidiaries to be less than $2,000,000 at any time.

        6.2  Limitation on Indebtedness.  Create, incur, assume or suffer to
             --------------------------
exist any Indebtedness, except:

        (a)  Indebtedness of the Borrower to the Lender;

        (b) Indebtedness outstanding on the date hereof and listed on Schedule 6.2(b);

        (c) Indebtedness of the Borrower and any of its Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise); and

        (d) Indebtedness of the Borrower and any of its Subsidiaries in respect of Financing Leases entered into in connection with the Sale/Leaseback Transaction permitted under subsection 6.12.

        6.3  Limitation on Liens.  Create, incur, assume or suffer to exist any
             -------------------
Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

        (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect
                                    --------
  thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

        (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

        (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

        (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

        (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

        (f) Liens in existence on the date hereof listed on Schedule 6.3(f), securing Indebtedness permitted by subsection 6.2(b), provided that no such
                                                        --------
  Lien is spread to cover any additional property or Indebtedness after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

        (g)  Liens under the Bayer Security Documents, provided that (i) no
                                                       --------
  such Lien is spread to cover any additional property after the Closing Date and (ii) such Liens shall only secure the obligations which are secured by such Liens as of the date hereof;

        (h)  Liens granted to the Lender; and

        (i) Liens securing Indebtedness of the Borrower permitted by subsection 6.2(c) incurred to finance the acquisition of fixed or capital assets,

  provided that (i) such Liens shall be created substantially simultaneously
  --------
  with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property.

        6.4  Limitation on Guarantee Obligations.  Create, incur, assume or
             -----------------------------------
suffer to exist any Guarantee Obligation except:

        (a)  Guarantee Obligations in existence on the date hereof and listed on
  Schedule 6.4(a);

        (b) Guarantee Obligations of the Borrower in respect of the Bayer Security Agreement;

        (c)  guarantees in favor of the Lender; and

        (d) Guarantee Obligations of the Borrower in respect of the obligations of SCIDA under the Master Equipment Lease Agreement dated as of April 8, 1997, between Financing for Science International, Inc. and the Borrower, as Agent for and on behalf of SCIDA, together with all schedules and attachments thereto and as the same may be amended, supplemented or otherwise modified from time to time, or a similar or replacement agreement with respect to the obligations of the SCIDA or any other analogous Governmental Authority.

        6.5  Limitation on Fundamental Changes.  Enter into any merger,
             ---------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business except:

        (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or
                        --------
  surviving corporation) or with or into any one or more wholly owned Subsidiary Guarantors (provided that the wholly owned Subsidiary Guarantor or Guarantors
              --------
  shall be the continuing or surviving corporation and, provided further that a
                                                        -------- -------
  Foreign Subsidiary of the Borrower may be merged or consolidated with a Domestic Subsidiary of the Borrower only if the Domestic Subsidiary is the continuing or surviving corporation); and

        (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary Guarantor of the Borrower.

        6.6  Limitation on Sale of Assets.  Convey, sell, lease, assign,
             ----------------------------
transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

        (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

        (b)  the sale of inventory in the ordinary course of business;

        (c)  as permitted by subsection 6.5(b); and

        (d)  as permitted by subsection 6.9(c); and

        (e) the sale or other disposition of any property or assets (in addition to sales and other dispositions otherwise permitted hereunder),

  provided that the aggregate book value of all assets so sold or disposed of in
  --------
  any period of twelve consecutive months shall not exceed $500,000;

        (f) the license of intellectual property rights in the ordinary course of business, including any such licenses entered into by the Borrower or any of its Subsidiaries pursuant to any Collaboration or Investment in a Joint Venture; and

        (g) the sale of intellectual property rights (other than intellectual property rights used in the operation of the S/D Plasma Business (which consists of a manufacturing process involving the viral inactivation of transfused plasma) or the Bayer Processing and Fractionation Operation (as defined in the Bayer Security Agreement)), provided no Default or Event of
                                             --------
  Default shall have then occurred and be continuing or would result therefrom.

        6.7  Limitation on Dividends.  Declare or pay any dividend (other than
             -----------------------
dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, except that the Borrower may repurchase or otherwise acquire any of its Capital Stock issued pursuant to the Borrower's stock option plans so long as the aggregate amount of all such repurchases and acquisitions subsequent to the Closing Date does not exceed $500,000.

        6.8  Limitation on Capital Expenditures.  Unless the Lender shall
             ----------------------------------
otherwise consent in writing, make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure (excluding any such Capital Expenditures for assets acquired in connection with normal replacement and maintenance programs properly charged to current operations), except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries during any of the fiscal years of the Borrower set forth below, the amount set forth opposite such fiscal year below:


             Fiscal Year                 Amount
             -----------                 ------

                1997                   $12,000,000
                1998                   $10,000,000
                1999                   $ 8,000,000
                2000                   $ 8,000,000
                2001                   $ 8,000,000


        6.9  Limitation on Investments, Loans and Advances.  Make any advance,
             ---------------------------------------------
loan, extension of credit (by way of guarantee of otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting all or a material part of a business unit of, or make any other investment in, any Person (each, an "Investment"),
                                                                ----------
except:

        (a)  extensions of trade credit in the ordinary course of business;

        (b)  Permitted Investments; and

        (c) any Investments in any Joint Venture, including, without limitation, the Investments contemplated by the Letter of Intent, dated November 3, 1997, between Pall Corporation and the Borrower, provided that (i)
                                                               --------
  for so long as this Agreement or any of the other Loan Documents are in effect, the Borrower shall not sell, lease, assign, transfer or otherwise dispose of (A) any property, assets or rights (including, without limitation, intellectual property) that are used in the operation of the S/D Plasma Business (which consists of a manufacturing process involving the viral inactivation of transfused plasma), the Bayer Processing and Fractionation Operation (as defined in the Bayer Security Agreement) or (B) the Duryea Road Property and (ii) no Default or Event of Default shall have then occurred and be continuing or would result therefrom.

        6.10  Limitation on Optional Payments and Modifications of Certain
              ------------------------------------------------------------
Instruments.  (a) Without the prior written consent of the Lender, (i) make any
-----------
optional payment or prepayment on or redemption or purchase of any Indebtedness (other than the Loan) or, (ii) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon), (b) amend, modify or change, or consent or agree to any amendment, modification or change to, any Bayer Security Document or the Bayer Guaranty Termination Agreement or
(c) amend, modify or change, or consent or agree to any amendment, modification or change to, the Custom Processing Agreement unless (i) the Borrower shall have given the Lender, at least ten Business Days prior to the effectiveness thereof, a copy of any such proposed amendment, modification or change, and (ii) the Borrower shall have obtained the prior written consent to any such amendment, modification or change if such amendment, modification or change could reasonably be expected to have a Material Adverse Effect.

        6.11  Limitation on Transactions with Affiliates.  Enter into any
              ------------------------------------------
transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

        6.12  Limitation on Sales and Leasebacks.  Enter into any arrangement (a
              ----------------------------------
"Sale/Leaseback Transaction") with any Person providing for the leasing by the
 --------------------------
Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, provided, however, that the Borrower may enter into Sale/Leaseback
            --------
Transactions with respect to fixed or capital assets to be acquired by the Borrower after the Closing Date in an aggregate amount not to exceed $2,000,000.

        6.13  Limitation on Changes in Fiscal Year, Tax Status and Accounting.
              ---------------------------------------------------------------
(a) Permit the fiscal year of the Borrower to end on a day other than December 31 and (b) permit any amendments, modifications or changes to the accounting treatments and reporting practices applied to the financial statements of each of the Borrower and its Subsidiaries, except as otherwise required by changes in GAAP.

        6.14  Limitation on Negative Pledge Clauses.  Enter into with any Person
              -------------------------------------
any agreement, other than (a) this Agreement and (b) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

        6.15  Limitation on Lines of Business.  Enter into any business, either
              -------------------------------
directly or through any Subsidiary, except for those businesses reasonably related to that in which the Borrower and its Subsidiaries are engaged on the date of this Agreement.


                         SECTION 7.  EVENTS OF DEFAULT

        If any of the following events shall occur and be continuing:

        (a) the Borrower shall fail to pay any principal of the Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on the

  Loan, or any other amount payable hereunder, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

        (b) any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

        (c) the Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in subsection 5.7(a) or
  Section 6 hereof or Section 5 of the Guarantee and Collateral Agreement; or

        (d) the Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section) and such default shall continue unremedied for a period of 30 days; or

        (e) the Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loan) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of
                                --------  -------
  Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $100,000; or

        (f) the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or them, or seeking to adjudicate it, or them, a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it, or them, or its, or their, debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it, or them, or for all or any substantial part of its, or their, assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its, or their, creditors; or there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its, or their, assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its, or their, consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its, or their, inability to, pay its, or their, debts as they become due; or

        (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Lender is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

        (h) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

        (i) (i) any of the Loan Documents or the Bayer Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Loan Documents or SCIDA shall so assert or (ii) the Lien created by any of the Security Documents or the Bayer Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

        (j) (i) the Custom Processing Agreement shall cease, for any reason, to be in full force and effect or any party thereto shall so assert or the Borrower shall cease to receive the principal economic benefits of the Custom Processing Agreement expected to be received as of the Closing Date; provided, however, that no Default or Event
                                   --------  -------
  of Default shall be deemed to have occurred under this subsection if prior to such cessation or assertion, the Borrower has entered into an agreement (the

  "Replacement Agreement") that (A) constitutes, in the reasonable business
  ----------------------
  judgment of the Borrower, as evidenced by a certificate of the Borrower to such effect delivered to the Lender, a substantially economically equivalent replacement of the Custom Processing Agreement and (B) is in form and substance reasonably satisfactory to the Lender; or (ii) Bayer shall suspend its payment obligations under the Custom Processing Agreement, in whole or in part, for any reason or its successor shall suspend its payment obligations under the Replacement Agreement, in whole or in part, for any reason; or

        (k)  on any Business Day, two of the Change of Control Individuals shall
  (i) have been incapacitated for more than 180 consecutive days or (ii) have died or (iii) have resigned or been removed from the same or similar positions which they held with the Borrower on the Closing Date or (iv) have otherwise departed from the Borrower or (v) any combination of (i) through (iv) above, and more than 120 days shall have passed from the date of the happening of
  (i), (ii), (iii) or (iv) to the second Change of Control Individual without the Borrower finding replacements for both Change of Control Individuals; or

        (l)  a Change of Control shall have occurred;

then, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitment shall immediately terminate and the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of
Default: the Lender may (i) by notice to the Borrower declare the Commitment to be terminated forthwith, whereupon the Commitment shall immediately terminate; and (ii) declare the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                           SECTION 8.  MISCELLANEOUS

        8.1  Amendments and Waivers.  Neither this Agreement nor any other Loan
             ----------------------
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. This Agreement may not be amended except pursuant to an instrument in writing executed by the Borrower and the Lender. Any such waiver and any such amendment, supplement or modification shall be binding upon the Borrower, the Lender and all future holders of the Loan. In the case of any waiver, the Borrower and the Lender shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

        8.2  Notices.  All notices, requests and demands to or upon the
             -------
respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto:

  The Borrower:  V.I Technologies, Inc.
                 155 Duryea Road
                 Melville, New York 11747
                 Attention: Chief Financial Officer
                 Fax: 516-752-8754

  The Lender:    The Chase Manhattan Bank
                 7600 Jericho Turnpike,
                 Woodbury, NY 11797
                 Attention: V.I. Technologies, Inc. Account Officer
                 Fax: 516-364-3307

provided that any notice, request or demand to or upon the Lender pursuant to
--------
subsection 2.2, 2.4 or 2.5  shall not be effective until received.

        8.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
             ------------------------------
delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        8.4  Survival of Representations and Warranties.  All representations
             ------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loan hereunder.

        8.5  Payment of Expenses and Taxes.  The Borrower agrees (a) to pay or
             -----------------------------
reimburse the Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith and therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Lender, (b) to pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Lender, (b) to pay or reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Lender, (c) to pay, indemnify, and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold the Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"),
                                                     ----------- -----------
provided that the Borrower shall have no obligation hereunder to the Lender with
--------
respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of the Lender. The agreements in this subsection shall survive repayment of the Loan and all other amounts payable hereunder.

        8.6  Successors and Assigns; Participations and Assignments.  (a)  This
             ------------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

        (b) The Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan
                          ------------
owing to the Lender, or any other interest of the Lender hereunder and under the other Loan Documents. In the event of any such sale by the Lender of a participating interest to a Participant, the Lender's obligations under this Agreement to the Borrower shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of the Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and the other Loan Documents. The Lender shall not be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those relating to the (i) amount of any Loan,
(ii) the scheduled date of maturity of any Loan or of any installment thereof or
(iii) reduction of the stated rate of any interest or fee payable hereunder or the extension of the scheduled date of any payment thereof. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.10, 2.11 and 2.12 with respect to its participation in the Commitment and the Loan as if it was a Lender; provided that, in the case of
                                               --------
subsection 2.11, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to
                    --------  -------
receive any greater amount pursuant to any such subsection than the Lender would have been entitled to receive in respect of the amount of the participation transferred by the Lender to such Participant had no such transfer occurred.

        (c) The Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign with the consent of the Borrower (which consent may not be unreasonably withheld), to an additional bank or financial institution (an

"Assignee") all of its rights and obligations under this Agreement and the other
---------
Loan Documents pursuant to an assignment and acceptance (an "Assignment and
                                                             --------------
Acceptance"), substantially in the form of Exhibit G, executed by such Assignee,
----------
the Lender and by the Borrower. Upon such execution and delivery, from and after the effective date determined pursuant to such Assignment and Acceptance,
(x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of the Lender hereunder with a Commitment as set forth therein, and (y) the Lender shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of a Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) of this subsection, the consent of the Borrower shall not be required (other than in connection with any assignment to an Assignee to the extent that after giving effect thereto such Assignee would be entitled to receive any greater payment under subsections 2.10, 2.11 or 2.12 at such time than the Lender is entitled to receive at such time, in which case the consent of the Borrower to such assignment shall be required), and, unless requested by the Assignee and/or the Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any Event of Default shall have occurred and be continuing.

        (d) The Borrower authorizes the Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to
                      ----------
the provisions of subsection 8.15, any and all financial information in the Lender's possession concerning the Borrower and its Affiliates which has been delivered to the Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to the Lender by or on behalf of the Borrower in connection with the Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

        (e) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of the Loan and the Note relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by the Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

        8.7  Set-Off.  In addition to any rights and remedies of the Lender
             -------
provided by law, the Lender and its Affiliates shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or its Affiliates or any branch or agency thereof to or for the credit or the account of the Borrower. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender or its Affiliates, provided that the
                                                          --------
failure to give such notice shall not affect the validity of such set-off and application.

        8.8  Counterparts.  This Agreement may be executed by the parties to
             ------------
this Agreement on separate counterparts (including by facsimile transmission), and both of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by the parties shall be lodged with the Borrower and the Lender.

        8.9  Severability.  Any provision of this Agreement which is prohibited
             ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        8.10  Integration.  This Agreement and the other Loan Documents
              -----------
represent the agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

        8.11  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
              -------------
THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        8.12  Submission To Jurisdiction; Waivers.  The Borrower hereby
              -----------------------------------
irrevocably and unconditionally:

        (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

        (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

        (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 8.2 or at such other address of which the Lender shall have been notified pursuant thereto;

        (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

        (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

        8.13  Acknowledgements.  The Borrower hereby acknowledges that:
              ----------------

        (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

        (b) the Lender does not have any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Lender, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

        (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between the Lender and the Borrower.

        8.14  WAIVERS OF JURY TRIAL.  THE BORROWER AND THE LENDER HEREBY
              ---------------------
IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

        8.15  Confidentiality.  The Lender agrees to keep confidential any
              ---------------
written or oral information (a) provided to it by or on behalf of the Borrower pursuant to or in connection with this Agreement or (b) obtained by the Lender based on a review of the books and records of the Borrower; provided that
                                                            --------
nothing herein shall prevent the Lender from disclosing any such information as appropriate or required (i) to any Transferee or potential Transferee which agrees to comply with the provisions of this subsection, (ii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iii) upon the request or demand of any Governmental Authority having jurisdiction over the Lender, (iv) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (v) which has been publicly disclosed other than in breach of this Agreement, or (vi) in connection with the exercise of any remedy hereunder.

        8.16  Section Headings.  The section headings used in this Agreement are
              ----------------
for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                   V.I. TECHNOLOGIES, INC.


                                   By: /s/ Joanne Leonard
                                      ---------------------------------
                                      Title: VICE PRESIDENT, CFO


                                   THE CHASE MANHATTAN BANK,
                                    as Lender


                                   By: /s/ Diane E. Vaccarelli
                                      ---------------------------------
                                      Title: VICE PRESIDENT

                                  SCHEDULE 3.6


1.  Melville Biologics. Inc. v. New York State Insurance Fund - V.I.
    ---------------------------------------------------------
Technologies, Inc. is appealing the assessment of a penalty in the amount of $3,500 for alleging failure to secure payment of worker's compensation insurance from January 29, 1996 through June 16, 1996.

2.  Vigilant Insurance Company v. V.I. Technologies. Inc. - V.I. Technologies,
    -----------------------------------------------------
Inc.'s insurance carrier has denied coverage of a potential property claim filed by V.I. Technologies, Inc. and has commenced a legal proceeding seeking a determination that the potential loss is not covered by the insurance policy. (filed 11/26/96, NY). V.I. Technologies, Inc. filed an answer to said complaint in May, 1997. Subsequent Motions have been filed by each party and a decision is pending by the Supreme Court of New York.

3.  Workers Compensation Review Board - WCB Case No. 29610137 (David K.
    ---------------------------------
Peterson). Worker's compensation claim filed by employee for injuries allegedly suffered on April 24, 1996. Claimant's medical and other related expenses have been paid by the Borrower. Status hearing is scheduled for April, 1998.

4.  Demand Letter - V.I. Technologies, Inc. has received a Demand Letter from
    -------------
Corporate Realty Capital ("CRC") alleging payment of a termination fee is due CRC in the amount of $312,000 for wrongful termination of a Letter of Intent between V.I. Technologies, Inc. and CRC.

5.  Antitrust Matter - On December 15, 1997, V.I. Technologies, Inc. entered
    ----------------
into a Supply Manufacturing and Distribution Collaboration Agreement with the American National Red Cross (the "ANRC"), pursuant to which V.I. Technologies, Inc. granted the ANRC an exclusive right to distribute S/D Plasma manufactured by V.I. Technologies, Inc. A competitor of the ANRC, America's Blood Centers (the "ABC") had held negotiations with V.I. Technologies, Inc. regarding a distribution arrangement. ABC has sent letters to V.I. Technologies, Inc. threatening litigation against the ANRC and possibly V.I. Technologies, Inc. over antitrust issues arising out of the exclusive distributorship arrangement between the ANRC and V.I. Technologies, Inc. V.I. Technologies, Inc. and the ANRC have arranged a meeting with the ABC to address the concerns expressed by the ABC.

6.  Technology Transfer Agreement, dated December 15. 1988, between OctaPharma
    --------------------------------------------------------------------------
A.G. and New York Blood Center. Inc. ("NYBC"). - Since the Fall of 1993,
---------------------------------------------
OctaPharma has alleged that NYBC breached the Agreement (covering albumin know-how) and that the Agreement was therefore terminated. NYBC has advised OctaPharma that no breach has occurred and that the Agreement is in full force and effect. OctaPharma has taken legal action against NYBC to claim the monies OctaPharma believes are owed to it under the Agreement.

7.  Letter Agreement, dated February 20, 1997, between University Hospitals. the
    ----------------------------------------------------------------------------
Borrower and NYBC. - University Hospitals has alleged that NYBC and the Borrower
------------------
breached the Agreement and NYBC has responded by advising University Hospitals that no breach has occurred and that the Agreement is in full force and effect.

                                 SCHEDULE 3.11


The New York Commissioner of Taxation and Finance holds a judgment, filed on August 22, 1997, against the Borrower in the amount of $2,165.40.

                                            Schedule 3.17(c) to Credit Agreement
                                            ------------------------------------


                             Environmental Matters
                             ---------------------


  The Borrower has an application pending to increase its permitted discharge to its sanitary sewer, which application the Borrower expects will be approved in due course prior to the time any applicable permit limits relating thereto would be exceeded.

                                SCHEDULE 6.2 (b)


1. Mortgage, Security Agreement and Fixture Filing among IDA, Borrower and Bayer dated as of 2/15/95

2. Lease Agreement dated as of 2/7/95 between Borrower and Bayer and all amendments thereto

3. Sublease Agreement dated as of 2/7/95 between Borrower and Bayer and all amendments thereto

4. Facility Lease Agreement dated 2/15/95 between Suffolk County Industrial Development Agency ("IDA") and Borrower and all amendments, schedules and exhibits thereto

5. Equipment Lease Agreement between Borrower and IDA dated 5/1/96 and all amendments thereto

6. Security Agreement dated 5/1/96 among IDA, Borrower and Bayer and all amendments thereto

7. Equipment Lease Agreement dated as of April 8, 1996 between the IDA and the Borrower (this Agreement is in the final stages of preparation and will be executed shortly)

8.  Settlement Agreement between Bayer and Borrower dated as of July 1, 1997

9. Supply, Manufacturing and Distribution Collaboration Agreement between Borrower and American National Red Cross dated December 15, 1997

10. Amended and Restated Collaboration Agreement among American National Red Cross, New York Blood Center, Inc. and Borrower dated December 15, 1997

11. Master Equipment Lease Agreement dated April 8, 1996 between FINOVA (formerly known as Financing For Science, Inc.) and Borrower (as agent for
    IDA) and all schedules, exhibits and amendments thereto (Rental Schedules related to each funding: Promissory Notes in connection with Rental Schedules; Letter Agreements related to conversion of Promissory Notes; Guaranty of Lease; Non-recourse Agreement; Reserve Pledge and Security Agreement; Purchase Agreement Assignments with vendors; Consent to Assignment of Master Equipment Lease Agreement dated April 8, 1996 between the Borrower, as agent for IDA, and FINOVA)

12. Other financing leases covering phones, copiers, computer equipment and forklifts with yearly lease payments to be made thereunder in the aggregate of approximately $ 100,000 through the year 2001

13. Agreement, dated May 10, 1993, among NYBC, Suffolk County Sewer District No. 3, Suffolk County Department of Public Works, Suffolk County Sewer Agency and County of Suffolk and all amendments thereto

14. Assignment and Assumption Agreement, dated February 7, 1995, by and between NYBC and the Borrower

15. Payment in Lieu of Tax Agreement, dated February 15, 1995, between the Borrower and IDA

16. Lease Agreement, dated June 21, 1996, by and between The Trustees of Columbia University in the City of New York and the Borrower

17. Agreement, dated December 26, 1996, by and between Stericon, Inc. and the Borrower

18. Purchase Agreement, dated April 9, 1997, between Medsep Corporation and the Borrower

19. Letter Agreements vita certain Vice Presidents providing severance benefits

20. Non-Exclusive License Agreement, dated October 26, 1995, For Solvent Detergent Treated Blood Derived Therapeutic Products between NYBC and the Borrower

21. Non-Exclusive License Agreement, dated October 26, 1995, For UV Treated Blood Derived Therapeutic Products between NYBC and the Borrower

22. Exclusive License Agreement, dated October 26, 1995, For Virally Inactivated Transfusion Plasma Products between NYBC and the Borrower, and Amendment I thereto effective December 31, 1996

23. Exclusive License Agreement, dated October 26, 1995, For Virally Inactivated Fibrin Sealant/Thrombin Products between NYBC and the Borrower, and Amendment I thereto effective October 26, 1996

24. Exclusive License Agreement, dated October 26, 1995, For Virally Inactivated Cellular Products between NYBC and the Borrower.

25. License Agreement, dated December 4, 1995, between the Borrower and Dill Instruments, Inc.

27. Exclusive Distribution Agreement, dated September 11, 1996, between the Borrower and United States Surgical Corporation, and Amendment I thereto effective October 26, 1996

28. Guaranty and Indemnity Agreement, dated as of February 18, 1997, between the Borrower and EFOS Corporation

29. Research Development License and Manufacturing Master Agreement, dated March 15, 1997, between the Borrower and EFOS International, Inc.

See also Schedule 6.3(f)
--- ----

                                SCHEDULE 6.3 (f)


1. Mortgage, Security Agreement and Fixture Filing among IDA, Borrower and Bayer dated as of 2/15/95 and all amendments thereto.

2. Lease Agreement dated as of 2/7/95 between Borrower and Bayer and all amendments thereto.

3. Sublease Agreement dated as of 2/7/95 between Borrower and Bayer and all amendments thereto.

4. Security Agreement dated 5/1/96 among IDA, Borrower and Bayer and all amendments thereto.

5.      Reserve Pledge and Security Agreement dated 4/8/96 between FSI and
        Borrower.

6. Bayer Corporation has a security interest set forth in the following Financing Statements:

        a) UCC-1 Financing Statement # 028615 filed with the State of New York on 2-9-95, with Bayer as the Secured party and collateral of equipment, inventory, intangibles, accounts and proceeds & products.

        b) UCC-1 Financing Statement # 02086 filed with the Suffolk County Clerk on 2-8-95, with Bayer as the Secured party and collateral of equipment, inventory, intangibles, accounts and proceeds & products.

7. Finova Technology Finance, f/k/a Financing for Science International has a security interest as set forth in the following Financing Statements:

        a) UCC-1 Financing Statement # 116513 filed with the State of New York on 6-10-96, with Fleet Bank / Finova Technology Finance ("Finova") as the Secured party and collateral of equipment leased pursuant to Master Lease-between Finova and Borrower dated 4-8-96.

        b) UCC-1 Financing Statement # 116521 filed with the State of New York on 6-10-96, with Fleet Bank / Finova Technology Finance as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        c) UCC-1 Financing Statement # 116528 filed with the State of New York on 6-10-96, with Fleet Bank / Finova Technology Finance as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        d) UCC-1 Financing Statement # 116536 filed with the State of New York on 6-10-96, with Fleet Bank / Finova Technology Finance as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        e) UCC-1 Financing Statement # 116546 filed with the State of New York on 6-10-96, with Fleet Bank / Finova Technology Finance as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        f) UCC-1 Financing Statement # 116552 filed with the State of New York on 6-10-96, with Fleet Bank / Finova Technology Finance as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        g) UCC-1 Financing Statement # 116553 filed with the State of New York on 6-10-96, with Fleet Bank / Finova Technology Finance as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        h) UCC-1 Financing Statement # 116578 filed with the State of New York on 6-10-96, with Fleet Bank / Finova Technology Finance as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        i) UCC-1 Financing Statement # 118010 filed with the State of New York on 6-12-96, with Fleet Bank / Finova Technology Finance as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        j) UCC- 1 Financing Statement # 222636 filed with the State of New York on 11-8-96, with Fleet Bank / Finova Technology Finance as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        k) UCC-1 Financing Statement # 222675 filed with the State of New York on 11-8-96, with Fleet Bank / Finova Technology Finance as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        l) UCC-1 Financing Statement # 09980 filed with the Suffolk County Clerk on 6-18-96, with Fleet Bank / Finova as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and
        Borrower: dated 4-8-96.

        m) UCC-1 Financing Statement # 09981 filed with the Suffolk County Clerk on 6-18-96, with Fleet Bank / Finova as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        n) UCC-1 Financing Statement # 10059 filed with the Suffolk County Clerk on 6-20-96, with Fleet Bank / Finova as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        o) UCC-1 Financing Statement # 10061 filed with the Suffolk County Clerk on 6-20-96, with Fleet Bank / Finova as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        p) UCC-1 Financing Statement # 10063 filed with the Suffolk County Clerk on 6-20-96, with Fleet Bank / Finova as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        q) UCC-1 Financing Statement # 10064 filed with the Suffolk County Clerk on 6-20-96, with Fleet Bank / Finova as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        r) UCC-1 Financing Statement # 10066 filed with the Suffolk County Clerk on 6-20-96, with Fleet Bank / Finova as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        s) UCC-1 Financing Statement # 10068 filed with the Suffolk County Clerk on 6-20-96, with Fleet Bank / Finova as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        t) UCC-1 Financing Statement # 10071 filed with the Suffolk County Clerk on 6-20-96, with Fleet Bank / Finova as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        u) UCC- 1 Financing Statement # 10072 filed with the Suffolk County Clerk on 6-20-96, with Fleet Bank / Finova as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        v) UCC-1 Financing Statement # 10076 filed with the Suffolk County Clerk on 6-20-96, with Fleet Bank / Finova as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        w) UCC-1 Financing Statement # 10078 filed with the Suffolk County Clerk on 6-20-96, with Fleet Bank / Finova as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        x) UCC-1 Financing Statement # 10080 filed with the Suffolk County Clerk on 6-20-96, with Fleet Bank / Finova as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        y) UCC-l Financing Statement # 10082 filed with the Suffolk County Clerk on 6-20-96, with Fleet Bank / Finova as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        z) UCC-1 Financing Statement # 10084 filed with the Suffolk County Clerk on 6-20-96, with Fleet Bank / Finova as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        aa) UCC-1 Financing Statement # 10086 filed with the Suffolk County Clerk on 6-20-96, with Fleet Bank / Finova as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        bb) UCC-1 Financing Statement # 10088 filed with the Suffolk County Clerk on 6-20-96, with Fleet Bank / Finova as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        cc) UCC-1 Financing Statement # 10091 filed with the Suffolk County Clerk on 6-20-96, with Fleet Bank / Finova as the Secured party and collateral of equipment leased pursuant to Master Lease between Finova and Borrower dated 4-8-96.

        dd) UCC-1 Financing Statement # 09818 (fixture filing) filed with the Real Estate Records of Suffolk County on 6-5-97, with Finova as the Secured party and collateral of property (155 Duryea Rd., Melville, NY).

        ee) UCC-1 Financing Statement # 09784 (fixture filing) filed with the Real Estate Records of Suffolk County on 6-5-97, with Finova as the Secured party and collateral of property (155 Duryea Rd., Mellville, NY).

        ff) UCC-1 Financing Statement # 09785 (fixture filing) filed with the Real Estate Records of Suffolk County on 6-5-97, with Finova as the Secured party and collateral of property (155 Duryea Rd., Melville, NY).

8. Raymond Leasing Corporation has a security interest as set forth in the following Financing Statements:

        a) UCC-1 Financing Statement # 238922 filed with the State of New York on 12-4-96, with Womack Material Handling / Raymond Leasing Corp. as the Secured party and collateral of One Raymond Beach Truck, One Nationwide Battery and One MAC Charger.

        b) UCC-1 Financing Statement # 20188 filed with the Suffolk County Clerk on 12-4-96, with Womack Material Handling / Raymond Leasing Corp. as the Secured party and collateral of One Raymond Beach Truck, One Nationwide Battery and One MAC Charger.

10.     AT&T has a security interest as set forth in the following Financing
        Statements:

        UCC-1 Financing Statement # 112852 filed with the State of New York on 6-3-97, with AT&T as the Secured party and collateral of Merlin Legend sold under Lease No. E113050 as described in Exhibit A to the Statement.

                               SCHEDULE 6.4 (a)


1) Guarantee Obligations in respect to the obligations of IDA under the Master Equipment Lease agreement dated as of April 8, 1997 between FSI and Borrower, as Agent on behalf of IDA.

2) Guarantee Obligations in respect of the Security Agreement dated 5/1/96 among IDA, Borrower and Bayer and all amendments thereto.

3) Guaranty and Indemnity Agreement, dated as of February 18, 1997, between the Borrower and EFOS Corporation.